SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2001

PMA Capital Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-22761 (Commission File Number)	23-2217932 (IRS Employer Identification No.)

1735 Market Street, Suite 2800 Philadelphia, Pennsylvania (Address of principal executive offices)	19103-7590 (Zip Code)

Registrant's telephone number, including area code:

(215) 665-5046

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

        (c) The exhibit accompanying this report is listed in the Index to Exhibits on the following page.

Item 9. Regulation FD Disclosure.

        On March 23, 2001, the registrant issued a news release, a copy of which is filed as Exhibit 99 hereto and is incorporated herein by reference, announcing that the 2001 Annual Meeting of Shareholders will be held at 9:00 a.m. Eastern Time on Friday, April 20, 2001, at 380 Sentry Parkway, Blue Bell, PA.

        PMA Capital will provide access to the Annual Shareholders’ Meeting in real-time, listen only mode through webcasting and teleconferencing means. Shareholders wishing information on how to access the Annual Meeting through either of these methods should visit the Investor Information section of the Company’s website at www.pmacapital.com or call our Investor Relations department at 215.665.5054.

        Following the Annual Meeting, the Company’s Chief Executive Officer is scheduled to give a presentation to the Meeting attendees and to answer attendees’ questions. You will also be able to listen to the CEO’s presentation during the webcast and teleconference.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

Date: March 23, 2001	By: /s/Francis W. McDonnell
Francis W. McDonnell,
Senior Vice President, Chief Financial
Officer and Treasurer

Index to Exhibits

Number	Description	Method of Filing
99	PMA Capital Corporation news release dated March 23, 2001	Filed herewith